Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S‑8 No. 333‑176723) pertaining to the 2008 Long Term Incentive Compensation Plan,
(2)	Registration Statement (Form S‑8 No. 333‑157669) pertaining to the 2008 Long Term Incentive Compensation Plan,
(3)	Registration Statement (Form S‑8 No. 333‑108173) pertaining to the 2003 Long Term Incentive Compensation Plan,
(4)	Registration Statement (Form S‑8 No. 333‑198135) pertaining to the 2008 Long Term Incentive Compensation Plan, and
(5)	Registration Statement (Form S-4 No. 333 222936) pertaining to the Proposed Merger with Pinnacle Entertainment, Inc.;

of our reports dated March 1, 2018, relating to the consolidated financial statements of Penn National Gaming, Inc. and Subsidiaries and the effectiveness of Penn National Gaming, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Penn National Gaming, Inc. and Subsidiaries for the year ended December 31, 2017.

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/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 1, 2018